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                                 EXHIBIT 99.1
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                    [Renwick Capital Management Letterhead]





                                  May 1, 1996



     Carver Corporation
     20121 48th Avenue West
     Lynnwood, Washington  98036

     Attention: Stephen M. Williams, President and
               Chief Executive Officer

     Dear Mr. Williams:

          We are pleased to inform you of our proposal to have one or more of our affiliates (collectively, "Renwick") purchase up to 1,411,764 shares of Carver Corporation (the "Company") Preferred Stock and warrants to purchase up to 300,000 shares of the Company's Common Stock. We understand that the purchase of the Preferred Stock and the Common Stock will be in accordance with the Summary of Principal Terms attached hereto.

          Our commitment to enter into the transaction described above (the "Transaction") is contingent upon (1) completion of our business and legal due diligence review of the Company and our satisfaction with the results thereof, (2) the preparation, execution and delivery of legal documentation for our purchase, all in form and substance satisfactory to us, to you, and to your respective counsel, and (3) the absence of any material adverse change in the business or financial condition of the Company from March 31, 1996 to the date of Closing.

          Pending the consummation of the Transaction and the execution and delivery of definitive legal documentation memorializing the transaction and as an inducement for Renwick to proceed with its legal and business due diligence efforts, for a period of 30 days commencing the date hereof neither the Company nor any director, employee or agent of the Company will directly or indirectly solicit, encourage or conduct any discussions or negotiations with, provide any information to, or consummate any transaction with, any entity or person other than Renwick and its representatives and other person approved by Renwick with respect to the sale by the Company of any of its securities except in the ordinary course pursuant to the Company's existing employee benefit plans. If the Nasdaq National Market denies the Company's request for a waiver of the requirement that shareholder approval be obtained in order to complete the Transaction, the foregoing obligation will expire the earlier of five days after such denial or at the end of the 30 day period. In such

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     event, Renwick shall be entitled to propose an alternative plan of financing that will not require shareholder approval.

          If the foregoing is in accordance with your understanding, please evidence acceptance of such conditions and your obligations hereunder by having a copy of this letter executed below by a duly authorized officer of the Company.

                                        Very truly yours,
                                        RENWICK CAPITAL MANAGEMENT



                                        By: \s\ Rai K. Bhatia
                                            -----------------------------------
                                            Rai K. Bhatia


     Accepted and agreed to:

     CARVER CORPORATION



     By: \s\ John P. World
         ---------------------------

     Title: Executive Vice President
            ------------------------

     Date:  May 1, 1996
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                    [Renwick Capital Management Letterhead]



                              CARVER CORPORATION
         Sale of Preferred Stock and Warrants to Purchase Common Stock


                          Summary of Principal Terms
                          --------------------------
                                  May 1, 1996



     Issuer:                      Carver Corporation (the "Company").


     Investors:                   Renwick Capital Management (collectively,
                                  "Renwick").

     Securities:                  Up to 1,411,764 Shares of convertible
                                  Preferred Stock and Warrants to acquire up to 300,000 shares of Common Stock.

     Aggregate
     Investment Size:             $3,000,000 million to be drawn in three
                                  tranches over a 90 day period, at the option of the Company. The first tranche will consist of $1,000,000 for 470,588 shares of Preferred
                                  Stock and warrants to purchase up to 100,000 shares of Common Stock of the Company for a price per share equal to $1.50 per share, the second tranche will consist of $1,000,000 for 470,588 shares of Preferred Stock and warrants to acquire up to 100,000 shares of Common
                                  Stock and the third tranche will consist of $1,000,000 for 470,588 shares of Preferred
                                  Stock and warrants to purchase 100,000 shares of Common Stock.

     First Closing:               On or before May 20, 1996.


     Management Incentive
     Stock Options:               Up to ten percent of the outstanding Common
                                  Stock of the Company, to be issued to members of management of the Company, subject to the judgment and approval of the Compensation
                                  Committee of the Board of Directors of the Company.


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                              The Preferred Stock
                              -------------------

     Shares of
     Preferred Stock:             Up to 1,411,764 shares of Convertible
                                  Preferred Stock.

     Face Value:                  $2.125 per share (the "Purchase Price").

     Conversion:                  The Convertible Preferred Stock may be
                                  converted at any time, at the option of the holder, into shares of Common Stock at a ratio of one share of Common Stock for each share of Convertible Preferred Stock. The conversion price will be subject to standard anti-dilution adjustment, that will be mutually acceptable to the Company and Renwick.

     Liquidation
     Preference:                  In the event of any liquidation of the
                                  Company, the holders of the Convertible
                                  Preferred Stock shall be entitled to receive the Face Value, plus any accrued but unpaid dividends, in preference over any amounts due or payable to the holders of any other class or series of capital stock of the Company, and second only to the commercial debt of the Company. A sale of all or substantially all of its assets by the Company or a merger by the Company with or into another entity in which 50% or more of the voting control is transferred will be treated as a liquidation.

     Dividend:                    The Preferred Stock will be entitled to an 8%
                                  compounding annual dividend which will be paid currently for one year following the Closing on a quarterly basis, in shares of Common
                                  Stock of the Company at a rate per share equal to the greater of the Purchase Price or the average of the Closing Bid Price for the Common Stock for the thirty days prior to the dividend date, and thereafter, on a quarterly basis in cash, in shares of Common Stock or a combination thereof, at the option of the Company, in accordance with the above formula.

     Forced Conversion:           The Preferred Stock shall be automatically
                                  converted into shares of Common Stock
                                  immediately after the earlier of (i) a firm commitment underwritten offering or (ii) the third anniversary of the Closing, at the option of the Company at the then current conversion value plus accrued and unpaid dividends.


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     Voting Rights:               The Preferred Stock shall vote on a one-for-
                                  one basis with the shares of Common Stock on all matters for which the approval of the shareholders of the Company may be required. Separate consent of a two-thirds majority in interest of the Preferred Stock will be required for (i) any liquidation, acquisition of the Company or any of its subsidiaries, merger or sale of the Company or any of its subsidiaries or all or substantially all of its (or its subsidiaries') assets, in each case, for consideration per share that is less the $.50 per share, (ii) the reclassification of any securities of the Company or any of its subsidiaries, and (iii) the payment of dividends (other than to the Preferred Stock) or other distributions of assets or the redemption or repurchase of their capital stock. Separate consent of a majority in interest of the Preferred Stock will be required for (i) amendment of the articles of incorporation of the Company or any of its subsidiaries, (ii) any change in the number of directors, (iii) participation by the Company or any of its subsidiaries in any businesses other than the high fidelity audio business,
                                  (iv) the authorization or issuance (other than those excluded from preemptive rights below) of any additional equity securities by the Company or any of its subsidiaries; and (v) the incurrence of any indebtedness for borrowed money by the Company or any of its subsidiaries in excess of the indebtedness for borrowed money to which the Company is currently subject or other than pursuant to existing credit agreements as currently in effect or as they may be renewed (under substantially the same terms).

                                  The Common Stock Purchase Warrants
                                  ----------------------------------

     Warrants to
     Purchase Shares
     of Common Stock:             Warrants to purchase up to 300,000 shares of
                                  Common Stock.

     Exercise Price:              $1.50 per share, if exercised from the date of
                                  Closing through the date two years from the date of Closing, $1.75 for the next year, $2.00 for the next year and $2.125 for the final year. The exercise price will be subject to standard anti-dilution adjustment that will be mutually acceptable to the Company and Renwick.


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     Expiration Date:             5 years from the first closing date.

     Registration Rights:         All shares of Common Stock issuable upon
                                  exercise of the Warrants (and upon conversion of the Convertible Preferred Stock) will be deemed to be Registrable Securities. For a period of five years, holders of the Registrable Securities will have the right to require the Company to use its best efforts to register their registrable securities on Form
                                  S-1 or Form SB-2. The Company will not be obligated to effect more than two such registrations. The holders of Registrable
                                  Securities will also be entitled to "piggy-back" registration rights on registration of the Company's securities and customary unlimited S-3 registration rights (for a period of ten years). The registration expenses of all registrations and piggy-backs will be borne by the Company.

                                  Other Terms
                                  -----------

     Nomination/
     Election of Directors:       Renwick will have the right to designate two
                                  of the Company's seven directors. At least one
                                  Renwick designee shall serve on each Board of Director's committee.

     Pre-emptive
     Right to Purchase
     New Securities:              If the Company proposes to offer additional
                                  equity shares other than (i) in connection with an underwritten public offering, (ii) pursuant to options or under employee benefit plans that are outstanding as of the date of the Closing, and (iii) with respect to a number of shares of Common Stock not to exceed
                                  10% of the outstanding shares of Common Stock of the Company that may be offered and sold to strategic partners, the Company will first offer all such shares to Renwick pro rata, according to its percentage ownership on a fully-diluted basis.

     Investment Banking
     Agreement:                   The Company will enter into an investment
                                  banking agreement with Renwick pursuant to which Renwick will receive an annual fee of $50,000 (payable monthly) per year for three years and certain additional fees relating to transactions introduced to the Company by Renwick.


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     Closing Expenses:            The Company will pay all of Renwick's
                                  reasonable expenses (including without
                                  limitation legal fees and expenses), not to exceed $50,000, arising out of, relating to or incidental to, the discussion, evaluation, negotiation and documentation of the transaction contemplated hereby.

     Additional Provisions:       In addition to definitive financial and
                                  business covenants, closing conditions
                                  (including legal opinions of Company's
                                  counsel), financial reporting requirements, representations and warranties as to the financial conditions, liabilities and business affairs of the Company and its subsidiaries, additional provisions will include without limitation appropriate provisions relating to maintenance of corporate existence, property, payment of charges, and compliance with ERISA, environmental laws and other federal and local statutes.

     Transferability:             Renwick will be permitted to transfer the
                                  Convertible Preferred Stock and the Warrants to purchase Common Stock, subject to applicable securities laws. The transferees of the Preferred Stock and the Warrants to purchase Common Stock will retain all of the rights (to the extent transferred) of Renwick then in effect with respect to the Preferred
                                  Stock or the Warrants.



          This summary of terms is provided for discussion purposes only. It shall not be construed to bind any person or entity with respect to all or any of its terms. In any event, prior to any closing of the transactions contemplated herein, the following conditions must be met: (i) Renwick's business due diligence review of the Company must be completed, (ii) documentation for the contemplated transactions must be completed in form and substance satisfactory to Renwick and its counsel, (iii) there shall have been no material adverse change in the Company's business or financial condition from March 31, 1996 to the date of the Closing and (iv) such other conditions as may be determined by Renwick.

          The Company represents and warrants that Renwick will not incur any liability in connection with the consummation of the transaction contemplated herein to any third party with whom the Company, its officers, directors, shareholders or its agents have had discussions regarding a similar or related transaction, and the Company agrees to indemnify, defend and hold harmless Renwick, its officers, directors, stockholders, lenders and affiliates from any claims by or liabilities to such third parties, including any reasonable legal or other expenses incurred in connection with the defense of such claims. The foregoing indemnity shall not extend to any

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     claims or liabilities attributable to the indemnified person's gross negligence, intentional torts or willful misconduct and the Company's obligations under this paragraph shall be conditioned on the indemnified party giving written notice of any claim for which indemnity will be sought hereunder promptly after learning thereof and the indemnified party fully cooperating with the Company and giving it full control over the defense and settlement of the claim. The covenants of the Company in this paragraph will survive the termination of this letter of intent.


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